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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


     Evergreen Alabama Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      	 57		   0.06        	   3,945         10.52


     Class B       	  4		   0.05               95         10.52


     Class C   	          6		   0.05           10,369         10.52


     Class I      1,991,998	           0.36         5,335,297        10.52